UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2005

Date of Report (Date of earliest event reported)

Shurgard Storage Centers, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	001-11455	91-1603837
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400 Seattle, Washington 98109-4426
(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 3, 2005, the Board of Directors of Shurgard Storage Centers, Inc. (“Shurgard” or the “Company”), upon recommendation of the Compensation Committee, approved Company performance criteria for its annual senior management bonus program for 2005 (the “Bonus Program”), in which Shurgard’s senior management, including the executive officers, are eligible to participate. The Bonus Program provides cash bonuses based on both company (50%) and individual (50%) performance goals. The company performance goal established under the Bonus Program is the attainment of specified levels of growth in funds from operations (“FFO”). Individual performance goals are established by the participant’s manager or, if in the case of CEO, by the Compensation Committee. The company performance portion of the participants’ target ranges from 25% to 77% of annual base salary, depending on the nature of the participant’s position and responsibilities. At the end of the year, actual results are compared with each performance goal and bonuses are calculated. Extraordinary events such as major restructuring and accounting changes are excluded. Depending on the level of achievement of the company performance goal, of the 50% attributable to the achievement of the FFO goal, participants may receive between 0% and 200% of the target amount. Any bonuses payable under the Bonus Program will be paid following the filing of Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2005. For the named executive officers, the potential 2005 cash bonus amounts payable are based on percentages of the 2005 base salaries of Messrs. Barbo, Grant, Beck, Ghose & Tyler, which are $350,000, $425,000, $265,000, $265,000 and $245,000, respectively.

Also at the same meeting, the Board of Directors approved a grant of 800 shares of restricted Class A common stock under the Company’s 2000 Long-Term Incentive Plan (the “Plan”) to Gary E. Pruitt, a newly appointed director to the Board of Directors (described in Item 5.02 below). The restricted stock award will vest in full upon the date of the Company’s annual meeting of shareholders in 2006. Any shares that are unvested as of the date of Mr. Pruitt’s termination of service on the Company’s Board of Directors for any reason will be forfeited by Mr. Pruitt. In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the restricted stock award shall become 100% vested, unless the administrator of the Plan does one or more of the following: (i) arranges to have the surviving or successor entity or any parent entity thereof assume the restricted stock award or grant a replacement restricted stock award with appropriate adjustments in the number and kind of securities issuable thereunder; or (ii) cancels the unvested shares in exchange for cash payment that preserves the spread existing at the time of the event.

Mr. Pruitt was also awarded a non-qualified stock option to purchase 10,000 shares of the Company’s Class A common stock under the Plan. The stock option has an exercise price of $42.10 per share and a term of 10 years. The stock option will vest in full upon the date of the Company’s annual meeting of shareholders in 2006. Any shares of the option that are vested as of the date of Mr. Pruitt’s termination of service on the Company’s Board of Directors for any reason other than death, unless the option by its terms sooner terminates or expires, may be exercised for a one-year period. If Mr. Pruitt dies during his service as a director or within the one-year period following cessation of his service, the option may be exercised within one year from the date of death by the personal representative of his estate. In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the stock option shall accelerate and become 100% vested, unless the administrator of the Plan: (i) arranges to have the surviving or successor entity or any parent entity thereof assume the stock option or grant a replacement stock option with appropriate adjustments in the number and kind of securities issuable thereunder; or (ii) cancels the unvested shares in exchange for cash payment that preserves the spread existing at the time of the event.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 3, 2005, the Board of Directors of the Company appointed Gary E. Pruitt, Chief Executive Officer of Univar, N.V. based in Bellevue, Washington, as an independent member of the Board of Directors to fill the vacancy resulting from the recent retirement of Wendell J. Smith. Mr. Pruitt was nominated for appointment to Shurgard’s Board by Lead Independent Director W. Thomas Porter. Mr. Pruitt will serve on the Company’s Audit, Nominating and Corporate Governance and Compensation Committees. He will be on the slate for election at Shurgard’s 2005 Annual Meeting of Shareholders. There are no arrangements or understandings between Mr. Pruitt and any other person pursuant to which he was selected as a Director of the Company.

Mr. Pruitt joined Univar in 1978 and held a variety of senior management positions until his appointment as Chairman and Chief Executive Officer in 2002. Univar is a world leader in chemical distribution with distribution centers in the United States, Canada and Europe, and is a publicly-traded company listed on the Euronext Amsterdam exchange. Mr. Pruitt was a certified public accountant prior to joining Univar.

Item 5.03 Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2005 the Board of Directors approved an amendment to Section 3.1 of Shurgard’s Bylaws to provide more flexibility in setting the date for its Annual Meeting of Shareholders (“Annual Meeting”). Prior to adoption of the amendment, the Annual Meeting was required to take place on the second Tuesday in May of each year. The amendment allows the Board of Directors to determine the date of the Annual Meeting in its discretion so long as it complies with applicable state law and the rules of the New York Stock Exchange. The text of the amended Section 3.1 is as follows:

“3.1 Annual Meeting

The annual meeting of the Shareholders shall be held at such place and time and on such date as determined by the Board of Directors for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to one hundred twenty (120) days from the date fixed for such meeting in accordance with this Section 3.1.”

Item 7.01. Regulation FD Disclosure.

On February 3, 2005, Shurgard issued a press release announcing Mr. Pruitt’s appointment to the Board of Directors.

The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Section 7.01 of this Current Report, including but not limited to Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in Section 7.01 of this Current Report, including but not limited to Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: February 9, 2005	By:	/s/ Jane A. Orenstein
	Name:	Jane A. Orenstein
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 3, 2005